Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive To Present At The Bank Of America Merrill Lynch 2013 New York Auto Summit

HOUSTON, March 21, 2013 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present at the Bank of America Merrill Lynch 2013 New York Auto Summit on March 27, at the Crowne Plaza Times Square hotel in New York City. The presentation is scheduled to begin at 9:40 a.m. ET.

A live audio webcast, with a replay available through April 26, will be available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx or www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 142 automotive dealerships, 182 franchises, and 36 collision centers in the United States, the United Kingdom and Brazil that offer 35 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com